                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        Diamond Offshore Drilling, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                  Diamond Logo

                        DIAMOND OFFSHORE DRILLING, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2000

To the Stockholders of
Diamond Offshore Drilling, Inc.:

     NOTICE IS HEREBY GIVEN THAT the 2000 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021 on Tuesday, May 16, 2000 at 11:30 a.m., local time (the "Annual Meeting") for the following purposes:

          (1) To elect seven directors, each to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

          (2) To consider and act upon a proposal to approve the Diamond Offshore Drilling, Inc. 2000 Stock Option Plan;

          (3) To ratify the appointment of independent certified public accountants for the Company and its subsidiaries; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Company has fixed the close of business on March 20, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted FOR the nominees for director named in the attached Proxy Statement, FOR the approval of the Company's 2000 Stock Option Plan and FOR the ratification of the appointment of the independent certified public accountants for the Company and its subsidiaries named in such Proxy Statement. The list of stockholders of the Company may be examined at the offices of Loews Corporation at 667 Madison Avenue, New York, New York 10021.

     Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

                                            By Order of the Board of Directors

                                            Sincerely,

                                            /s/ WILLIAM C. LONG
                                            William C. Long
                                            General Counsel and Secretary

March 28, 2000
15415 Katy Freeway
Houston, Texas 77094

                     [DIAMOND OFFSHORE DRILLING, INC. LOGO]

                                PROXY STATEMENT

                        DIAMOND OFFSHORE DRILLING, INC.

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000

     This Proxy Statement is being furnished to stockholders of Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from such stockholders for the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 16, 2000 and any adjournments and postponements thereof. Shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to William C. Long, Corporate Secretary, Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Houston, Texas 77094, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the Annual Meeting in person, by giving notice of revocation to the Inspector(s) of Election (as hereinafter defined) at the Annual Meeting.

     The Company has fixed the close of business on March 20, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 135,815,535 shares of Common Stock, which is the Company's only class of voting securities. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereat is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted in determining whether a quorum is present. Each stockholder is entitled to one vote for each share of Common Stock held of record. A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of record of Common Stock on the Record Date shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the stockholders for their consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote.

     Votes will be tabulated by ChaseMellon Shareholder Services, L.L.C., the transfer agent and registrar for the Common Stock, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote (the "Inspector(s) of Election"). In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

     This Proxy Statement is expected to be first mailed or delivered to stockholders of the Company entitled to notice of the Annual Meeting on or about March 31, 2000.

     The date of this Proxy Statement is March 28, 2000.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth certain information with respect to each person or entity known by the Company to be the beneficial owner of more than 5% of the Common Stock as of December 31, 1999 (based upon Schedule 13D and Schedule 13G filings by such persons with the Securities and Exchange Commission (the "Commission") for beneficial ownership at such date). The percentages are calculated based on the amount of outstanding securities as of February 29, 2000, excluding securities held by or for the account of the Company.

                                                                AMOUNT AND
                                                                NATURE OF
                                         NAME AND ADDRESS       BENEFICIAL    PERCENT
TITLE OF CLASS                          OF BENEFICIAL OWNER     OWNERSHIP     OF CLASS
--------------                        -----------------------   ----------    --------
Common Stock........................  Loews Corporation         70,100,000(1)  51.7%
                                      667 Madison Avenue
                                      New York, NY 10021-8087

---------------

(1) Loews Corporation, a Delaware corporation ("Loews"), has sole investment power and sole voting power over 70,100,000 shares.

     Because Loews holds more than a majority of the outstanding shares of Common Stock of the Company, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. The Company understands that Loews intends to vote FOR the election of management's nominees for the Board of Directors, FOR the approval of the Company's 2000 Stock Option Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. There are no agreements between the Company and Loews with respect to the election of directors or officers of the Company or with respect to the other matters which may come before the Annual Meeting.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table shows the amount and nature of beneficial ownership of the Common Stock and of Loews common stock beneficially owned by each director of the Company, each Named Executive Officer (as hereinafter defined) of the Company and all directors and executive officers of the Company as a group, as of January 31, 2000. Directors and executive officers of the Company individually and as a group own less than 1% of the equity securities of the Company. Except as otherwise noted, the named beneficial owner has sole voting power and sole investment power with respect to the number(s) of shares shown below.

                                                             COMPANY         LOEWS
NAME OF BENEFICIAL OWNER                                   COMMON STOCK   COMMON STOCK
------------------------                                   ------------   ------------
James S. Tisch...........................................          0        138,000(1)
Lawrence R. Dickerson....................................          0              0
Alan R. Batkin...........................................      1,000              0
Herbert C. Hofmann.......................................        500            400
Arthur L. Rebell.........................................          0            500
Michael H. Steinhardt....................................          0              0
Raymond S. Troubh........................................      5,000          5,000
Rodney W. Eads...........................................          0              0
Denis J. Graham..........................................        200              0
David W. Williams........................................        200              0
All Directors and Executive Officers as a Group..........    8,474.4(2)     143,900

---------------

(1) The number of shares includes 58,000 shares owned by the James and Merryl Tisch Foundation, as to which Mr. Tisch has shared voting and investment power.

(2) The number of shares of Company Common Stock owned by all directors and executive officers as a group includes 1,574.4 shares of Common Stock beneficially owned, as of January 31, 2000, by executive officers of the Company who are not Named Executive Officers. John L. Gabriel, Gary T. Krenek, and William C. Long owned 1,208.7, 263.8 and 101.9 shares, respectively, by virtue of their investment in Common Stock pursuant to the Retirement Plan. See "Executive Compensation." Investment and voting power with respect to such shares owned by Mr. Gabriel and Mr. Krenek is shared with that executive officer's spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 1999, the Company believes that no director, officer or beneficial owner of more than ten percent of the Common Stock failed to file a report on a timely basis during 1999.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of seven directors. In July 1999, the Company's Board of Directors voted to increase the size of the Board of Directors from six to seven members, and Alan R. Batkin was elected by the Board of Directors to fill the vacancy created by such increase. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The executive officers of the Company are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office. Information with respect to the current directors of the Company is set forth below.

     The nominees for director are James S. Tisch, Lawrence R. Dickerson, Alan
R. Batkin, Herbert C. Hofmann, Arthur L. Rebell, Michael H. Steinhardt and Raymond S. Troubh. Each of the seven directors to be elected at the Annual Meeting will serve a term of one year to expire at the Company's 2001 annual meeting of stockholders or until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal from office.

     It is intended that the proxies received from holders of Common Stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of Messrs. Tisch, Dickerson, Batkin, Hofmann, Rebell, Steinhardt and Troubh. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, in such event the proxies will be voted in accordance with the authority granted in the proxies for such other candidate or candidates as may be nominated by the Board of Directors.

     Further information concerning the nominees for election as directors at the Annual Meeting, including their business experience during the past five years, appears below.

                                                                    AGE AS OF
                                                                   JANUARY 31,   DIRECTOR
NAME                                        POSITION                  2000        SINCE
----                                        --------               -----------   --------
James S. Tisch(1)..............  Chairman of the Board and Chief       47          1989
                                   Executive Officer
Lawrence R. Dickerson(1).......  Director, President and Chief         47          1998
                                   Operating Officer
Alan R. Batkin(2)..............  Director                              55          1999
Herbert C. Hofmann(1)..........  Director                              57          1992
Arthur L. Rebell...............  Director                              58          1996
Michael H. Steinhardt(2).......  Director                              59          1997
Raymond S. Troubh(2)...........  Director                              73          1995

---------------

(1) Member, Executive Committee of the Board of Directors

(2) Member, Audit Committee of the Board of Directors

     James S. Tisch has served as Chief Executive Officer of the Company since March 1998. Mr. Tisch has served as Chairman of the Board since 1995 and as a director of the Company since June 1989. Mr. Tisch has served as Chief Executive Officer of Loews, a diversified holding company, since January 1999 and, prior thereto, as President and Chief Operating Officer of Loews from 1994. Mr. Tisch, a director of Loews since 1986, also serves as a director of CNA Financial Corporation, an 86.5 percent owned subsidiary of Loews, and serves as a director of Vail Resorts, Inc.

     Lawrence R. Dickerson has served as President, Chief Operating Officer and a director of the Company since March 1998. Previously, Mr. Dickerson served as Senior Vice President of the Company from April 1993 and Chief Financial Officer of the Company from June 1989.

     Alan R. Batkin has served as a director of the Company since July 1999. Mr. Batkin has served as Vice Chairman of Kissinger Associates, Inc. since 1990. Mr. Batkin also serves as a director of Overseas Shipholding Group, Inc., Hasbro, Inc., and Schweitzer-Mauduit International, Inc.

     Herbert C. Hofmann has served as a director of the Company since January 1992. Mr. Hofmann has served as Senior Vice President of Loews since January 1992. He has served as President and Chief Executive Officer of Bulova Corporation, a 97% owned subsidiary of Loews, which distributes and sells watches and clocks, since 1989.

     Arthur L. Rebell has served as a director of the Company since July 1996. Mr. Rebell has served as Senior Vice President of Loews since June 1998. Mr. Rebell has also served as a Managing Director of Strategic Management Company LLC since November 1997. He served as a Managing Director of Highview Capital Corporation from February 1997 to July 1997 and was a Professor of Mergers & Acquisitions at New York University's Stern Graduate School of Business from 1996 to 1998. Prior to February 1997, he served as a Managing Director of Schroder & Co. Inc. for more than five years.

     Michael H. Steinhardt has served as a director of the Company since December 1997. Since December 1995, Mr. Steinhardt has been a Managing Member in Steinhardt Management LLC. Prior thereto, he was Managing Partner of Steinhardt Partners L.P., a hedge fund.

     Raymond S. Troubh has served as a director of the Company since November 1995. Mr. Troubh is a financial consultant, a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh also serves as a director of ARIAD Pharmaceuticals, Inc., Foundation Health Systems, Inc., General American Investors Company, MicroCap Liquidating Trust (Trustee), Olsten Corporation, Petrie Stores Liquidating Trust (Trustee), Starwood Hotels & Resorts (Trustee), Triarc Companies, Inc. and WHX Corporation.

                             DIRECTOR COMPENSATION

     Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof. The annual retainer payable to directors of the Company who are not employees of the Company or any of its subsidiaries or of Loews or any other affiliated companies, for services as directors, is $20,000 per annum, payable quarterly. The Chairman of the Audit Committee of the Board of Directors of the Company receives a retainer of $5,000 per annum, payable quarterly, while each of the other members of the Audit Committee receives a retainer of $2,500 per annum. Each director of the Company who is not an employee of the Company or any of its subsidiaries or of Loews or any other affiliated companies is paid a fee of $1,000 for attendance at each meeting of the Board of Directors and of the Audit Committee thereof in addition to the reasonable costs and expenses incurred by such directors in relation to their services as such.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS

     The Company's Board of Directors has seven members and two standing committees. During 1999, the Board of Directors held five meetings. Further information concerning the Board of Directors' standing committees appears below.

EXECUTIVE COMMITTEE

     The Executive Committee of the Board of Directors consists of three members, Mr. Tisch, Mr. Dickerson and Mr. Hofmann. The Executive Committee has all the powers and exercises all the duties of the Board of Directors in the management of the business of the Company that may lawfully be delegated to it by the Board of Directors. These powers and duties include, among other things, declaring a dividend, authorizing the issuance of stock, recommending to stockholders mergers or a sale of substantially all of the assets of the Company, providing advice and counsel to management of the Company, reviewing management's recommendations for significant changes to the organizational structure of the Company and recommending changes to the Board of Directors. During 1999, the Executive Committee took action by unanimous written consent on six occasions.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists of three members, Mr. Batkin, Mr. Steinhardt and Mr. Troubh. The Audit Committee reviews and reports to the Board of Directors on the scope and results of audits by the Company's independent auditors. It recommends a firm of certified public accountants to serve as auditors for the Company, authorizes all audit and other professional services rendered by the auditors and periodically reviews the independence of the auditors and the Company's internal accounting controls and internal audit procedures. Membership on the Audit Committee is restricted to directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Directors who are affiliates of the Company or officers or employees of the Company or its subsidiaries or of Loews or any other affiliated companies are not qualified for Audit Committee membership. During 1999, the Audit Committee met two times.

ATTENDANCE AT MEETINGS

     Each director of the Company attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which that director serves, with the exception of Michael H. Steinhardt who attended approximately 71.4% of those meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Company's fiscal year ended December 31, 1999, the Company had no compensation committee, although the Executive Committee of the Board of Directors performed certain similar functions with respect to the compensation of the Company's executive officers and bonuses. See "Board of Directors Report on Executive Compensation -- General," "-- Annual Cash Bonus Incentives" and "-- Compensation of the Chief Executive Officer." Decisions concerning compensation of executive officers were made during such fiscal year by persons who were members of the Company's Board of Directors, including James S. Tisch and Lawrence R. Dickerson, executive officers of the Company.

NOMINATING COMMITTEE

     During the Company's fiscal year ended December 31, 1999, the Company had no nominating committee or other committee of the Board of Directors performing similar functions.

                             EXECUTIVE COMPENSATION

     The following table shows for the years ended December 31, 1999, 1998 and 1997 the cash compensation paid by the Company, and a summary of certain other compensation paid or accrued for each such year, to its Chief Executive Officer and each of the Company's four other most highly compensated executive officers as of December 31, 1999 (collectively, the "Named Executive Officers") for service in all capacities with the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL
                                                             COMPENSATION(1)
                                                           -------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR    SALARY    BONUS(2)   COMPENSATION(4)
---------------------------                         ----   --------   --------   ---------------
James S. Tisch
  Chairman of the Board and Chief Executive         1999   $300,000     (3)          $13,793
     Officer                                        1998    214,808   $180,000           129
Lawrence R. Dickerson                               1999    395,000     (3)           24,156
  President and Chief Operating Officer             1998    330,111    175,000        17,075
                                                    1997    236,812    210,000        12,768
David W. Williams                                   1999    337,500     (3)           20,269
  Executive Vice President                          1998    284,344    140,000        14,203
                                                    1997    211,667    198,000        11,017
Rodney W. Eads                                      1999    263,144     (3)           16,340
  Senior Vice President -- Worldwide                1998    246,718     84,500        13,032
     Operations                                     1997    132,241    153,000         1,197
Denis J. Graham                                     1999    240,000     (3)           14,928
  Senior Vice President -- Technical                1998    217,718     78,000        11,745
     Services                                       1997    170,938    170,000         9,069

---------------

(1) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2) Amounts include all deferred portions of bonuses based on service during the respective year indicated by the Named Executive Officers. See "Board of Directors Report on Executive Compensation -- Annual Cash Bonus Incentives."

(3) The 1999 bonuses for the Named Executive Officers, if any, are not yet calculable as of the date of this Proxy Statement. See "Board of Directors Report on Executive Compensation -- Annual Cash Bonus Incentives."

(4) The amounts shown for 1999 include (i) the Company's 3.75 percent contribution under the Retirement Plan referred to below in the following amounts on behalf of the following Named Executive Officers:

    Mr. Tisch, $6,000; Mr. Dickerson, $6,000; Mr. Williams, $6,000; Mr. Eads, $6,000; and Mr. Graham, $6,000, (ii) the Company's matching contribution under the Retirement Plan referred to below in the following amounts on behalf of the following Named Executive Officers: Mr. Dickerson, $2,400; Mr. Williams, $2,400; Mr. Eads, $2,400; and Mr. Graham, $2,400, (iii) the Company's contributions for group term life insurance, spouse/dependent life insurance, and long-term disability insurance in the following amounts on behalf of the following Named Executive Officers: Mr. Tisch, $2,490; Mr. Dickerson, $2,486; Mr. Williams, $1,899; Mr. Eads, $2,262; and Mr. Graham, $2,126, (iv) the Company's contributions under the Deferred Compensation and Supplemental Executive Retirement Plan referred to below in the following amounts on behalf of the following Named Executive Officers: Mr. Tisch, $5,303; Mr. Dickerson, $13,270; Mr. Williams, $9,970; Mr. Eads, $5,678; and
    Mr. Graham, $4,402. In some cases, the total of the foregoing itemized amounts does not equal the corresponding aggregate amount set forth in the "All Other Compensation" column due to rounding.

     The Company maintains a defined contribution plan (the "Retirement Plan") designed to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which the Company contributes 3.75 percent of the participant's defined compensation and the Company matches 25 percent of the first 6 percent of each participant's compensation contributed. Participants are fully vested immediately upon enrollment in the plan. Up to 25 percent of the amount of such contributions to the Retirement Plan may be used to purchase shares of Common Stock of the Company.

     In addition, under the Company's Deferred Compensation and Supplemental Executive Retirement Plan, the Company contributes to participants therein any portion of the 3.75 percent of the base salary contribution and the matching contribution to the Retirement Plan that cannot be contributed because of the limitations within the Code and because of elective deferrals that the participant makes under the plan. Additionally, the plan provides that participants may defer up to 10 percent of base compensation and/or up to 100 percent of any performance bonus. Participants in this plan are a select group of management or highly compensated employees of the Company and are fully vested in all amounts paid into the plan.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The following report concerning the specific factors, criteria and goals underlying decisions on payments and awards of compensation to each of the executive officers of the Company for the fiscal year ended December 31, 1999 is provided by the Company's Board of Directors.

GENERAL

     Recommendations regarding compensation of the Company's executive officers are prepared by the President and submitted to the Executive Committee of the Board of Directors for approval, except that the President does not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his own compensation.

     The Company's compensation program is designed to enable the Company to attract, motivate and retain high-quality senior management by providing a competitive total compensation opportunity based on performance. Toward this end, the Company provides for competitive base salaries and annual variable performance incentives payable in cash for the achievement of financial performance goals.

SALARIES

     Every salaried employee of the Company is assigned a salary grade at the commencement of employment pursuant to a system that considers objective criteria, such as the employee's level of financial responsibility and supervisory duties, and the education and skills required to perform the employee's functions; however, the assignment of an employee to a particular salary grade necessarily involves subjective judgments. Within each grade, salaries are determined within a range based solely on subjective factors such as the employee's contribution to the Company and individual performance. No fixed, relative weights are assigned to these subjective factors. On occasion, an officer's compensation will be fixed at a level above the maximum level for his or her salary grade in response to a subjective determination that the officer's compensation, if set at the maximum level for his or her grade, would be below the level merited by his or her contributions to the Company.

ANNUAL CASH BONUS INCENTIVES

     Annual cash bonus incentives may be awarded under the Diamond Offshore Management Bonus Program, which is intended to provide a means whereby certain selected officers and key employees of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and encourage the participants to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Executive Committee of the Company's Board of Directors is authorized to establish an annual bonus pool based on such committee's evaluation of the Company during the year relative to peer companies, the performance of the Company's share price and extraordinary events during the year. As of the date of this Proxy Statement, the 1999 bonuses for participants of salary grades 12 and above are not calculable. The Executive Committee did establish a bonus pool (the "Bonus Pool") for fiscal year 1999 for participants of salary grades 11 and below. The Executive Committee established the bonus payout from the Bonus Pool for these participants based upon corporate, group or individual performance, or a combination thereof, or such other subjective criteria as the Executive Committee considered appropriate. These bonuses for 1999 are payable in annual installments (50%, 25% and 25%) over the three calendar year period following 1999, and, with certain exceptions, are forfeited if not paid prior to termination of employment.

     The Competitor Group Index used in the total stockholder return comparison (see "Common Stock Performance Graph" below) is not used to determine any cash bonus incentives for executives of the Company, and the peer companies considered for purposes of the Diamond Offshore Management Bonus Program do not necessarily correspond with the companies considered for purposes of the Competitor Group Index. Although the two groups of companies include several of the same companies (based on their similarity to the Company), the composition of the two groups does not exactly correspond, and there are no specific bases upon which certain companies included for purposes of the Competitor Group Index are not included in the peer group for purposes of the Diamond Offshore Management Bonus Program.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Decisions regarding compensation (salary and bonus) of the Company's Chief Executive Officer were made by members of the Board of Directors who were independent of management and not affiliated with the Company, its officers or employees of the Company or its subsidiaries or of Loews or any other affiliated companies. James S. Tisch did not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his compensation. Such decision for 1999 was determined subjectively, and not necessarily tied to corporate performance, with consideration given to Mr. Tisch's level of responsibility and importance to the Company relative to other Company executives, his contributions to the successful implementation of significant strategic initiatives that are expected to benefit the Company in future years, including the Company's capital upgrade program and on-going rationalization of its rig fleet (purchases and sales). No fixed, relative weights were assigned to these subjective factors.

                             THE BOARD OF DIRECTORS

                            James S. Tisch, Chairman
                             Lawrence R. Dickerson
                                 Alan R. Batkin
                               Herbert C. Hofmann
                                Arthur L. Rebell
                             Michael H. Steinhardt
                               Raymond S. Troubh

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the initial public offering of the Common Stock in October 1995 (the "Initial Public Offering"), the Company was a wholly owned subsidiary of Loews, and in connection with the Initial Public Offering, the Company and Loews entered into agreements pursuant to which certain management, administrative and other services are provided by Loews to the Company and certain other obligations were assumed by the parties. These agreements were not the result of arm's length negotiations between the parties.

     SERVICES AGREEMENT. The Company and Loews entered into a services agreement effective upon consummation of the Initial Public Offering (the "Services Agreement") pursuant to which Loews agreed to continue to perform certain administrative and technical services on behalf of the Company. Such services include personnel, telecommunications, purchasing, internal auditing, accounting, data processing and cash management services, in addition to advice and assistance with respect to preparation of tax returns and obtaining insurance. Under the Services Agreement, the Company is to reimburse Loews for
(i) allocated personnel costs (such as salaries, employee benefits and payroll taxes) of the Loews personnel actually providing such services and (ii) all out-of-pocket expenses related to the provision of such services. The Services Agreement may be terminated at the Company's option upon 30 days' notice to Loews and at the option of Loews upon six months' notice to the Company. In addition, the Company has agreed to indemnify and hold harmless Loews for all claims and damages arising from the provision of services by Loews under the Services Agreement, unless due to the gross negligence or willful misconduct of Loews. Under the Services Agreement, the Company paid Loews approximately $271,000 for services performed by Loews in 1999.

     REGISTRATION RIGHTS AGREEMENT. Under a Registration Rights Agreement (the "Registration Rights Agreement") between the Company and Loews, the Company, subject to certain limitations, will file, upon the request of Loews, one or more registration statements under the Securities Act of 1933, as amended, subject to a maximum of three such requests, in order to permit Loews to offer and sell any Common Stock that Loews may hold. Loews will bear the costs of any such registered offering, including any underwriting commissions relating to shares it sells in any such offering, any related transfer taxes and the costs of complying with non-U.S. securities laws, and any fees and expenses of separate counsel and accountants retained by Loews. The Company has the right to require Loews to delay any exercise by Loews of its rights to require registration and other actions for a period of up to 90 days if, in the judgment of the Company, any offering by the Company then being conducted or about to be conducted would be adversely affected. Subject to certain conditions, the Company has also granted Loews the right to include its Common Stock in any registration statements covering offerings of Common Stock by the Company, and the Company will pay all costs of such offerings other than underwriting commissions and transfer taxes attributable to the shares sold on behalf of Loews. The Company will indemnify Loews, and Loews will indemnify the Company, against certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreement, as amended.

     On September 16, 1997, Loews and the Company entered into an agreement amending the Registration Rights Agreement (the "Registration Rights Agreement Amendment") in contemplation of the offering by Loews of its 3.125% Exchangeable Notes due 2007 (the "Loews Notes"), which are exchangeable for Common Stock. Pursuant to the Registration Rights Agreement Amendment, Loews exercised the first of its three demand registration rights for the shares of Common Stock underlying the Loews Notes and, in connection with such demand, the Company agreed to file and to use its best efforts to cause to be effective no later than September 30, 1998 a registration statement for a continuous offering of such shares for delivery upon the exchange of Loews Notes, and to maintain the effectiveness of such registration statement through September 15, 2007, or such earlier time as no Loews Notes are outstanding. Such registration statement was filed by the Company and was declared effective by the Commission on September 29, 1998. Pursuant to the Registration Rights Agreement Amendment, at any time and from time to time after such registration statement has been filed and declared effective, the Company has the right to require Loews to suspend the use of any resale prospectus or prospectus supplement included therein for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if the Company is conducting or about to conduct an underwritten public offering of its securities for its own account, or would be required to disclose information regarding the Company not otherwise then required by law to be publicly disclosed where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which the Company is then engaged. However, no such suspension period may be in effect during the 14-day period preceding any redemption date with respect to, or the final maturity date of, the Loews Notes. Before giving notice to holders of Loews Notes of any optional redemption of Loews Notes, Loews agreed in the Registration Rights Agreement Amendment to give prior notice to the Company to enable the Company to determine whether it should suspend the use of the current resale prospectus or prospectus supplement covering the shares of Common Stock issuable upon the exchange of Loews Notes. Loews and the Company agreed that Loews will not give notice to holders of Loews Notes of the exercise of Loews's optional right to redeem any Loews Notes during the time that any suspension period with respect to any such prospectus or prospectus supplement is in effect. Pursuant to the Registration Rights Agreement, as amended by the Registration Rights Agreement Amendment, the Company entered into an Underwriting Agreement, dated September 16, 1997, among Loews, the Company and Goldman, Sachs & Co. in connection with the offering by Loews of the Loews Notes.

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return for the Common Stock, the Standard & Poor's 500 Index and a Competitor Group Index over the period during which the Common Stock has been publicly traded.

                    CUMULATIVE TOTAL STOCKHOLDER RETURN (1)
                        INDEXED TOTAL STOCKHOLDER RETURN
                       OCTOBER 11, 1995-DECEMBER 31, 1999

[GRAPH]

----------------------------------------------------------------------------------------------------------------------------
                        Oct. 11, 1995    Dec. 29, 1995    Dec. 31, 1996    Dec. 31, 1997    Dec. 31, 1998    Dec. 31, 1999
----------------------------------------------------------------------------------------------------------------------------
 Company                     100              141              229              388              193              254
 S&P 500                     100              107              131              174              224              271
 Competitor Group(2)         100              118              191              274              130              197

---------------

(1) Total return assuming reinvestment of dividends. Dividends for the periods reported included a $2.1 million special dividend paid to Loews in connection with the Initial Public Offering (which special dividend was not used in calculating total return), quarterly dividends of $0.125 per share of Common Stock paid during 1999 and 1998, and of $0.07 per share of Common Stock paid August 7, 1997 and December 1, 1997. Assumes $100 invested on October 11, 1995, in Common Stock, the S&P 500 Index and a Company-constructed competitor group index.

(2) The Company-constructed competitor group consists of the following companies: Baker Hughes Incorporated, ENSCO International Incorporated, Global Marine Inc., Halliburton Company, Noble Drilling Corporation, Schlumberger Ltd., Tidewater Marine Inc., and Transocean Sedco Forex Inc. Total return calculations were weighted according to the respective company's market capitalization.

            APPROVAL OF THE DIAMOND OFFSHORE 2000 STOCK OPTION PLAN

     On March 28, 2000, the Board of Directors approved the Company's 2000 Stock Option Plan (the "Stock Option Plan"). The purposes of the Stock Option Plan are to allow the Company and its subsidiaries to attract and retain qualified employees and consultants and to allow the Company to attract and retain non-employee directors, to motivate these individuals to achieve the Company's long term goals and to reward them upon achievement of those goals.

     Accordingly, the Board of Directors has directed that the Stock Option Plan be submitted to the Company's stockholders for approval at the Annual Meeting. If the Company's stockholders fail to approve the Stock Option Plan, any options previously granted under the Stock Option Plan will never become exercisable and no further options will be granted thereunder.

     The following is a summary of certain terms of the Stock Option Plan. It is qualified in its entirety by the full text of the Stock Option Plan, which is set forth in Exhibit A attached to this Proxy Statement.

     OPTIONS GRANTED. As of the date hereof, no grants have been made under the Stock Option Plan.

     ELIGIBILITY AND TYPES OF GRANTS. Those persons who are responsible for or contribute to the management, growth or profitability of the businesses of the Company and its subsidiaries may receive grants under the Stock Option Plan. Optionees will be selected from time to time by the Board of Directors from a pool of all employees and consultants of the Company and its subsidiaries and the non-employee directors of the Company, an estimated 4,600 people. The Stock Option Plan provides for the grant of both incentive stock options ("ISOs"), within the meaning of Section 422 of the Code, and nonqualified stock options ("NQOs"), which do not meet, or are not intended to meet, the requirements of
Section 422 of the Code. (See "Federal Income Tax Consequences" below.)

     SHARES SUBJECT TO THE STOCK OPTION PLAN. The aggregate number of shares of Common Stock for which options may be granted under the Stock Option Plan is 750,000; and the maximum number of shares of Common Stock with respect to which options may be granted to any individual in any calendar year is 200,000. These shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock subject to an option which has expired or been canceled or terminated will become available for the granting of additional options under the Stock Option Plan.

     ADMINISTRATION. The Stock Option Plan will be administered by the Board of Directors. Subject to the terms of the Stock Option Plan, the Board of Directors has broad authority to administer and interpret the Stock Option Plan, including the authority to determine who will receive a grant and to determine the specific provisions of that grant. The Board of Directors also has the authority to accelerate the exercisability of an outstanding option and extend the option term of an outstanding option.

     EXERCISE. The exercise price for the purchase of shares of Common Stock under each option will be determined by the Board of Directors; provided, however, that the exercise price per share may not be less than 100% of the fair market value of the Common Stock on the date of grant. The full exercise price of these shares shall be paid at the time of exercise. The Board of Directors may permit an optionee to elect to pay the exercise price of an option by irrevocably authorizing a third party to sell the shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any applicable tax withholding. In addition, the Board of Directors may permit full or partial payment to be made in the form of unrestricted shares of Common Stock that have been owned by the optionee for at least six months based on the fair market value of those shares on the date of exercise.

     VESTING. Unless otherwise provided by the Board of Directors at the time of grant or thereafter, each option granted under the Stock Option Plan will vest and become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant of the option, and shall thereafter remain exercisable for the duration of the option's term.

     TERM. Unless otherwise provided by the Board of Directors at the time of grant or thereafter, the term of each option granted under the Stock Option Plan will end on the earliest to occur of (i) the date the optionee's employment, directorship or consultancy with the Company or its subsidiaries, as applicable, is terminated for cause or voluntarily by the optionee, (ii) the first anniversary of the optionee's death or disability, (iii) the third anniversary of the optionee's retirement (if the optionee is an employee and (iv) the ninetieth day after the optionee's employment, directorship or consultancy terminates for any other reason. In no event may the term of any option granted under the Stock Option Plan exceed ten years from the option's date of grant. Unless otherwise provided by the Board of Directors, any outstanding option that is unvested following a termination of employment, directorship or consultancy shall be forfeited immediately.

     TRANSFERABILITY. Options granted under the Stock Option Plan are not transferable, except by will or the laws of descent and distribution or, in the case of an NQO, to the optionee's immediate family, if expressly permitted by the Board of Directors.

     ADJUSTMENTS. In the event of a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, split-up, spin-off, combination or exchange of shares, the Board of Directors may make adjustments to preserve the benefits or potential benefits of the Stock Option Plan and outstanding stock options. These adjustments may include adjustments to (i) the number and kind of shares deliverable under the Stock Option Plan, (ii) the number and kind of shares that may be covered by options granted to any individual optionee, (iii) the number and kind of shares covered by outstanding options, (iv) the exercise price of outstanding options, (v) settlement of outstanding options in cash or Common Stock, and (vi) other adjustments that the Board of Directors determines to be equitable.

     AMENDMENTS AND TERMINATION. The Stock Option Plan will be unlimited in duration. The Board of Directors may, at any time, amend or terminate the Stock Option Plan, provided that no such amendment or termination may adversely affect the rights of any optionee under any option granted under the Stock Option Plan prior to the date of such amendment or termination without the prior written consent of that optionee. The Stock Option Plan may not be amended without stockholder approval to the extent such approval is required by law or the rules of any exchange on which the Common Stock is traded.

     REGISTRATION OF COMMON STOCK ISSUED UNDER THE STOCK OPTION PLAN. The Company intends that the 750,000 shares of Common Stock covered by the Stock Option Plan will be registered under the Securities Act of 1933, as amended. Such registration, if completed, would in most cases permit the unrestricted resale in the public market of shares issued pursuant to the Stock Option Plan.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal federal income tax consequences of transactions under the Stock Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     NONQUALIFIED STOCK OPTIONS. In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon disposition of the Common Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Company's taxable year in which the optionee includes that amount in income. The exercise of NQO's is subject to withholding of all applicable taxes.

     INCENTIVE STOCK OPTIONS. No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the Stock Option Plan and if no disposition of those shares is made by that optionee within two years after the date of grant of the ISO or within one year after the receipt of those shares by that optionee, then (i) upon a sale of those shares, any amount realized in excess of the exercise price of the ISO will be taxed to that optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (ii) the Company will be entitled to deduct that amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Code, it will be treated as an NQO.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members is an officer of the Company, the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, as the principal independent auditors of the Company and its subsidiaries for fiscal year 2000. It is intended that such appointment be submitted to the stockholders for ratification at the Annual Meeting. Deloitte & Touche LLP has served as the Company's auditors since 1989 and has no investment in the Company or its subsidiaries. If the appointment of Deloitte & Touche LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors.

     It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting with an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

                             SOLICITATION EXPENSES

     The Company will bear the cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and of this solicitation of proxies on behalf of the Company's Board of Directors. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, brokers and other custodians for the reasonable costs of sending the proxy materials to the beneficial owners of the Common Stock.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the Proxy Statement to be issued in connection with the Company's 2001 annual meeting of stockholders must be addressed to: William C. Long, Corporate Secretary, Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Houston, Texas 77094, and must be received no later than November 28, 2000.

     Stockholder proposals submitted outside of the Commission's procedures for including such proposals in the Company's Proxy Statement must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by the Company's Corporate Secretary no later than November 28, 2000, except that, with respect to nominations of one or more persons for election as directors, written notice of the stockholder's intent to make such nomination(s), which notice must comply in all respects with the requirements therefore set forth in the Company's bylaws, must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by the Company's Corporate Secretary no later than February 15, 2001. If a proposal or notice of nomination is received after such respective date, the Company's proxy for the 2001 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2001 annual meeting of stockholders.

                                 OTHER MATTERS

     While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

                                            By Order of the Board of Directors

                                            /s/ WILLIAM C. LONG
                                            WILLIAM C. LONG
                                            General Counsel and Secretary

                                                                       EXHIBIT A

                        DIAMOND OFFSHORE DRILLING, INC.

                             2000 STOCK OPTION PLAN

                                   SECTION 1

                                    GENERAL

     1.1. Purpose. The Diamond Offshore 2000 Stock Option Plan (the "Plan") has been established by Diamond Offshore Drilling, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants, by means of appropriate incentives, to achieve long-term Company goals, and reward Participants for achievement of those goals, and (iii) provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries.

     1.2. Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 6 of the Plan).

                                   SECTION 2

                                    OPTIONS

     2.1. Option Grant. The Board of Directors (the "Board") may grant Options in accordance with this Section 2.

     2.2. Definitions. The grant of an "Option" permits the Participant to purchase shares of Stock at an Exercise Price established by the Board. Any Option granted under the Plan may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Board. An "ISO" is an Option that is intended to be an "incentive stock option" described in section 422(b) of the Code and does in fact satisfy the requirements of that section. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code, or that fails to satisfy the requirements of that section.

     2.3. Exercise Price. The "Exercise Price" of each Option granted under this
Section 2 shall be established by the Board or shall be determined by a method established by the Board at the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

     2.4. Vesting and Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board.

          (a) Unless otherwise provided by the Board at the time of grant or thereafter, each Option shall vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant, and shall thereafter remain exercisable during the Option Term.

          (b) Unless otherwise provided by the Board at the time of grant or thereafter, the Option Term of each Option shall end on the earliest of (1) the date on which such Option has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the one-year anniversary of the date on which the Participant experiences a Termination due to death or Disability, (4) the three-year anniversary of the date on which the Participant experiences a Termination due to such person's Retirement, and (5) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Option Term exceed ten (10) years from the date of grant of the Option. Except as otherwise determined by the Board at the time of grant or thereafter, upon the occurrence of a Termination of a Participant for any reason, the Option Term of all outstanding Options held by the Participant that are unvested as of the date of such Termination shall thereupon end and such unvested Options shall be forfeited immediately; provided, however, that the Board may, in its sole discretion, accelerate the vesting of any Option and/or extend the exercise period of any Option (but not beyond the ten-year anniversary of the grant date).

          (c) An Option may be exercised and the underlying shares purchased in accordance with this Section 2 at any time after the Option with respect to those shares vests and before the expiration of the Option Term. To exercise an Option, the Participant shall give written notice to the Company stating the number of shares with respect to which the Option is being exercised.

          (d) The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board and described in the last sentence of this paragraph (d), payment may be made as soon as practicable after the exercise). The Exercise Price shall be payable by check, or such other instrument as the Board may accept. The Board may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of any ISO such permission must be provided for at the time of grant and set forth in an Option Certificate. In addition, if approved by the Board, payment, in full or in part, may also be made in the form of unrestricted Mature Shares, based on the Fair Market Value of the Mature Shares on the date the Option is exercised; provided, however, that, in the case of an ISO the right to make a payment in such Mature Shares may be authorized only at the time the Option is granted.

                                   SECTION 3

                          OPERATION AND ADMINISTRATION

     3.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company's 2000 annual meeting of its stockholders, the Plan shall be effective as of March 28, 2000 (the "Effective Date"); provided, however, that to the extent that Options are granted under the Plan prior to its approval by stockholders, the Options shall be contingent on approval of the Plan by the stockholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding.

     3.2. Shares Subject to Plan. The shares of Stock for which Options may be granted under the Plan shall be subject to the following:

          (a) The shares of Stock with respect to which Options may be granted under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          (b) Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 750,000 shares of Stock.

          (c) To the extent any shares of Stock covered by an Option are not delivered to a Participant or beneficiary because the Option is forfeited or canceled, or the shares of Stock are used to pay the Exercise Price or satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (d) Subject to paragraph 3.2(e), the maximum number of shares that may be covered by Options granted to any one individual during any one calendar year period shall be 200,000 shares.

          (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Board may make adjustments to preserve the benefits or potential benefits of the Plan and outstanding Options. Action by the Board may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares referred to in
     Section 3.2(d); (iii) adjustment of the number and kind of shares subject to outstanding Options; (iv) adjustment of the Exercise Price of outstanding Options; (v) settlement in cash or Stock in an amount equal to the excess of the value of the Stock subject to such Option over the aggregate Exercise Price (as determined by the Board) of such Options; and
     (vi) any other adjustments that the Board determines to be equitable.

     3.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     3.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan shall be conditioned on satisfaction of the applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided that surrender of shares may be used only to satisfy the minimum withholding required by law.

     3.5. Grant and Use of Options. In the discretion of the Board, more than one Option may be granted to a Participant. Options may be granted as alternatives to or replacements of Options granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Board may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the foregoing, the assumption by the Company of options in connection with the acquisition of a business or other entity and the conversion of such options into options to acquire Stock shall not be treated as a new grant of Options under the Plan unless specifically so provided by the Board.

     3.6. Settlement of Options. The Board may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Board shall determine. If any such deferrals are permitted, then a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Board.

     3.7. Other Plans. Amounts payable under this Plan shall not be taken into account as compensation for purposes of any other employee benefit plan or program of the Company or any of its Subsidiaries, except to the extent otherwise provided by such plans or programs, or by an agreement between the affected Participant and the Company.

     3.8. Heirs and Successors. The terms of the Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     3.9. Transferability. Options granted under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) in the case of an NQO, as otherwise expressly permitted by the Board including, if so permitted, pursuant to a transfer to such Participant's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by a Participant or benefits deliverable to a Participant under any Option Certificate under the Plan have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Option Certificate and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant to receive benefits under the Company's group term life insurance plan or such other person or persons as the Participant may designate by notice to the Company. If a deceased Participant fails to have designated a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under the Option Certificate or before the complete distribution of benefits to the Designated Beneficiary under the Option Certificate, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary. All Options shall be exercisable, subject to the terms of this Plan, only by the Participant or any person to whom such Option is transferred pursuant to this paragraph, it being understood that the term Participant shall include such transferee for purposes of the exercise provisions contained herein.

     3.10. Notices. Any written notices provided for in the Plan or under any Option Certificate shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by confirmed fax or overnight courier, or by postage paid first class mail. Notice and communications shall be effective when actually received by the addressee. Notices shall be directed, if to the Participant, at the Participant's address indicated in the Option Certificate, or if to the Company, at the Company's principal executive office to the attention of the Company's Corporate Secretary.

     3.11. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board of Directors, or by action of one or more members of the Board (including a Committee of the Board) who are duly authorized to act for the Board, or by a duly authorized officer of the Company.

     3.12. Limitation of Implied Rights.

          (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

          (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of, or as a director or consultant to, the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     3.13. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     3.14. Laws Applicable to Construction. The interpretation, performance and enforcement of this Plan and all Option Certificates shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

     3.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 4

                               BOARD OF DIRECTORS

     4.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board in accordance with this
Section 4.

     4.2. Powers of Board. The Board's administration of the Plan shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Board will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Options, to determine the grant date of, the number of shares subject to and the Exercise Price of those Options, to establish all other terms and conditions of such Options, and (subject to the restrictions imposed by Section 5) to cancel or suspend Options.

          (b) The Board will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (c) Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

          (d) In controlling and managing the operation and administration of the Plan, the Board shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

     4.3. Delegation by Board. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

     4.4. Information to be Furnished to Board. The Company and Subsidiaries shall furnish the Board with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, engagement, Termination, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons eligible for benefits under the Plan must furnish the Board such evidence, data or information as the Board considers desirable to carry out the terms of the Plan.

                                   SECTION 5

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan; provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Option granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 3.2(e) shall not be subject to the foregoing limitations of this Section 5.

                                   SECTION 6

                                 DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

          (a) Board. The term "Board" means the Board of Directors of the Company.

          (b) Cause. The term "Cause" shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant's employment, engagement or directorial duties,
     (3) willful and deliberate failure on the part of a Participant to perform the Participant's employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Board. The Board shall, unless otherwise provided in the Option Certificate or an employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

          (c) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (d) Company. The term "Company" shall have the meaning set forth in
     Section 1.1.

          (e) Designated Beneficiary. The term "Designated Beneficiary" shall have the meaning set forth in Section 3.9.

          (f) Disability. The term "Disability" shall mean, unless otherwise provided by the Board, (1) "Disability" as defined in any individual Option Certificate to which the Participant is a party, or (2) if there is no such Option Certificate or it does not define "Disability," permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant.

          (g) Effective Date. The term "Effective Date" shall have the meaning set forth in Section 3.1.

          (h) Eligible Grantee. The term "Eligible Grantee" shall mean any individual who is employed on a full-time or part-time basis, or who serves as a consultant to, by the Company or a Subsidiary and any non-employee director of the Company. An Option may be granted to an individual in connection with such individual's hiring or engagement prior to the date the individual first performs services for the Company or the Subsidiaries, provided that the individual will be an Eligible Grantee upon his hiring or engagement, and further provided that such Options shall not become vested prior to the date the individual first performs such services.

          (i) Exercise Price. The term "Exercise Price" shall have the meaning set forth in Section 2.3.

          (j) Fair Market Value. The "Fair Market Value" of a share of Stock shall be, as of any given date, the mean between the highest and lowest reported sales prices on the immediately preceding date (or, if there are no reported sales on such immediately preceding date, on the last date prior to such date on which there were sales) of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Board in good faith.

          (k) ISO. The term "ISO" shall have the meaning set forth in Section
     2.2.

          (l) Mature Shares. The term "Mature Shares" shall mean shares of Stock that have been owned by the Participant in question for at least six months.

          (m) NQO. The term "NQO" shall have the meaning set forth in Section
     2.2.

          (n) Option. The term "Option" shall have the meaning set forth in
     Section 2.2.

          (o) Option Certificate. The term "Option Certificate" shall mean a written Option certificate setting forth the terms and conditions of an Option, in the form attached hereto as Exhibit A or such other form as the Board may from time to time prescribe.

          (p) Option Term. The term "Option Term" shall mean the period beginning on the date of grant of an Option and ending on the date the Option expires pursuant to the Plan and the relevant Option Certificate.

          (q) Plan. The term "Plan" shall have the meaning set forth in Section 1.1.

          (r) Retirement. The term "Retirement" shall mean retirement from active employment with the Company pursuant to any retirement plan or program of the Company or any Subsidiary in which the Participant participates. A Termination by a consultant or non-employee director shall in no event be considered a Retirement.

          (s) Stock. The term "Stock" shall mean shares of common stock of the Company.

          (t) Subsidiary. The term "Subsidiary" means any business or entity in which at any relevant time the Company holds at least a 50% equity (voting or non-voting) interest.

          (u) Termination. A Participant shall be considered to have experienced a Termination if he or she ceases, for any reason, to be an employee, consultant or non-employee director of the Company or any of its Subsidiaries, including, without limitation, as a result of the fact that the entity by which he or she is employed or engaged or of which he or she is a director has ceased to be affiliated with the Company.

                        DIAMOND OFFSHORE DRILLING, INC.
                                                                          COMMON
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
              2000 ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2000



The undersigned hereby appoints Lawrence R. Dickerson, William C. Long and Gary
T. Krenek and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2000 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc. (the "Company") to be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021 at 11:30 a.m. local time, and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO APPROVE THE DIAMOND OFFSHORE DRILLING, INC. 2000 STOCK OPTION PLAN, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR FISCAL YEAR 2000 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.



-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                                                                                                                Please mark
                                                                                                                your votes as
                                                                                                                indicated in    [X]
                                                                                                                this example

Item 1. Election of Directors                              NOMINEES: James S. Tisch, Lawrence R. Dickerson, Alan R.
                                                           Batkin, Herbert C. Hofmann, Arthur L. Rebell, Michael H. Steinhardt
                                                           and Raymond S. Troubh.
FOR all nominees listed        WITHHOLD AUTHORITY
 to the right (except as     to vote for all nominees      INSTRUCTION: To withhold authority to vote for
marked to the contrary)       listed to the right.         individual nominees, write their name(s) below.

     [ ]                            [ ]                    -------------------------------------------------------------------

Item 2. Proposal to approve the Diamond Offshore Drilling, Inc. 2000 Stock
        Option Plan.

               FOR       AGAINST        ABSTAIN

               [ ]         [ ]            [ ]

Item 3. Proposal to ratify the appointment of Deloitte & Touche LLP as the      Item 4. In their discretion, upon such other matters
        Independent Public Accountants of the Company for fiscal year 2000.     that may properly come before the meeting and any
                                                                                adjournments or postponements thereof.
               FOR       AGAINST        ABSTAIN

               [ ]         [ ]            [ ]

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or corporate or partnership official, please give full title as such and the full name of the entity on behalf of whom you are signing. If a partnership, please sign in partnership name by authorized person.

DATED: ___________________________, 2000


________________________________________
Signature of Stockholder


________________________________________
Signature if held jointly

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o